UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2006 (April 5, 2006)
                                                 ------------------------------

                               Global Signal Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      001-32168                65-0652634
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)         Identification No.)


   301 North Cattlemen Road, Suite 300, Sarasota, Florida          34232
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          (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886
                                                     ---------------------------


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         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement with Jerry V. Elliott
------------------------------------------

         On April 9, 2006, Global Signal Inc. (the "Company"), through its wholly-owned subsidiary, entered into an employment agreement with Jerry V. Elliott. Mr. Elliott's agreement provides that he will be employed as Chief Executive Officer and President. Mr. Elliott is expected to commence his employment with the Company in May 2006. He has also been appointed to the board of directors of the Company effective on the date he begins service as Chief Executive Officer and President. The term of the employment agreement expires on December 31, 2010, subject to automatic one year extensions. Under the employment agreement, Mr. Elliott will receive a base salary of $500,000 per year. Mr. Elliott will have the opportunity to earn a discretionary cash bonus and a discretionary bonus in the form of an equity award, each between fifty percent (50%) and one hundred percent (100%) of his base salary in respect of each calendar year in which Mr. Elliott is employed by the Company. The equity bonuses will be in the form of an indexed deferred shares award. Effective as of the date he commences employment with the Company, the employment agreement also provides Mr. Elliott with a one-time initial award of 200,000 restricted shares of common stock of Global Signal Inc. Twenty percent (20%) of the shares subject to this restricted shares award vests as of the date he commences employment and the remaining eighty percent (80%) of the shares subject to this restricted shares award will vest in four equal annual installments beginning December 31, 2007, subject to Mr. Elliott's continued employment as of each vesting date. In the event of a change of control, the unvested portion of the restricted shares award will vest in full.

         In the event that Mr. Elliott's employment is terminated by the Company for any reason other than for cause or by Mr. Elliott for good reason, Mr. Elliott will be entitled to receive payment of any accrued and owing salary through the date of such termination plus a lump sum payment equal to one year's base salary at his then current rate and additional vesting of the tranche of shares subject to his restricted shares award and his deferred shares award that would otherwise next vest. In the event that Mr. Elliott's employment terminates due to his death or disability, Mr. Elliott (or his estate or appropriate beneficiary) will be entitled to receive (i) payment of any accrued and owing salary through the date of such termination, (ii) a lump-sum cash payment equal to six months' base salary at his then current rate, (iii) two years of group health and welfare benefits at the Company's expense, and (iv) full vesting of the shares subject to his restricted shares award and his deferred shares award. Mr. Elliott's agreement also provides that the Company will provide him with a reasonable relocation allowance to be used for expenses incurred as a result of his relocating to Sarasota, Florida. The relocation expenses are payable within thirty days of his permanent relocation, and include reimbursement for any costs associated with travel, or otherwise incurred as a result of assuming employment with the Company. In addition, Mr. Elliott is entitled to receive reimbursement for temporary housing through August 2007. In the event Mr. Elliott voluntarily terminates his employment for any reason, except for good reason or by his death or disability, prior to the first anniversary of the commencement date, then Mr. Elliott will be obligated to repay to the Company a pro-rata portion of these relocation expenses.

Employment Agreement with Steven G. Osgood
------------------------------------------

         On April 5, 2006, the Company, through its wholly-owned subsidiary, entered into an employment agreement with Steven G. Osgood. Mr. Osgood's agreement provides that he will be employed as Chief Financial Officer. Mr. Osgood is expected to commence his employment with the Company on April 24, 2006. The term of the employment agreement expires on the fourth anniversary of the effective date, subject to automatic one year extensions. Under the employment agreement, Mr. Osgood will receive a base salary of $300,000 per year. Mr. Osgood will have the opportunity to earn a discretionary cash bonus and a discretionary bonus in the form of an equity award, each between fifty percent (50%) and one hundred percent (100%) of his base salary in respect of each calendar year in which Mr. Osgood is employed by the Company, provided that Mr. Osgood is guaranteed a cash bonus of $300,000 in respect of calendar year 2006. The equity bonuses will be in the form of an indexed deferred shares award. Effective as of the date he commences employment with the Company, the employment agreement also provides Mr. Osgood with a one-time initial award of 120,000 restricted shares of common stock of Global Signal Inc. Twenty percent (20%) of the shares subject to this restricted shares award vests as of the date he commences employment and the remaining eighty percent (80%) of the shares subject to this restricted shares award will vest in four equal annual installments beginning December 31, 2007, subject to Mr. Osgood's continued employment as of each vesting date. In the event of a change of control, the unvested portion of the restricted shares award will vest in full.

         In the event that Mr. Osgood's employment is terminated by the Company for any reason other than for cause or by Mr. Osgood for good reason, Mr. Osgood will be entitled to receive payment of any accrued and owing salary through the date of such termination plus a lump sum payment equal to one year's base salary at his then current rate and additional vesting of the tranche of shares subject to his restricted shares award and his deferred shares award that would otherwise next vest. Mr. Osgood's agreement also provides that the Company will provide him with a reasonable relocation allowance to be used for expenses incurred as a result his relocating to Sarasota, Florida. The relocation expenses are payable within thirty days of his permanent relocation, and include reimbursement for any costs associated with travel, or otherwise incurred as a result of assuming employment with the Company. In addition, Mr. Osgood is entitled to receive reimbursement for temporary housing through August 2007. In the event Mr. Osgood voluntarily terminates his employment for any reason, except for good reason or by his death or disability, prior to the first anniversary of the commencement date, then Mr. Osgood will be obligated to repay to the Company a pro-rata portion of these relocation expenses.

         The foregoing summary of certain provisions of the employment agreements and restricted shares award agreements with Mr. Elliott and Mr. Osgood is qualified in its entirety by reference to each agreement, filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Resignation of Chief Executive Officer and President
----------------------------------------------------

         Effective upon Jerry V. Elliott commencing employment with the Company, Wesley R. Edens will no longer hold the positions of Chief Executive Officer and President. Mr. Edens will continue to serve as the Chairman of the Company's board of directors.

Retirement of Executive Vice President, Chief Financial Officer and Assistant Secretary
------------------------------------------------------------------------------

         Effective April 28, 2006, William T. Freeman will retire from his position as the Company's Executive Vice President, Chief Financial Officer and Assistant Secretary.

(c)

Appointment of Chief Executive Officer and President
----------------------------------------------------

         The information in Item 1.01 of this report under the heading "Employment Agreement with Jerry V. Elliott" is hereby incorporated by reference to this Item 5.02. Under the new employment agreement with Jerry V. Elliott, Mr. Elliott will serve as Chief Executive Officer and President of the Company.

         Mr. Elliott, age 47, will become the Company's Chief Executive Officer and President and director in May 2006. Previously, Mr. Elliott served as President of Citizens Communications Company since December 2005 and director since September 2004. Mr. Elliott was also Executive Vice President, Chief Financial Officer and General Manager-Rochester Region of Citizens Communications Company from December 2002 through December 2005. Citizens Communications Company, a New York Stock Exchange listed company, provides communication services to rural areas, and small and medium-sized towns and cities as an incumbent local exchange carrier. From 1998 through December 2002, Mr. Elliott was a Managing Director in Morgan Stanley's Media and Communications Investment Banking Group. Mr. Elliott received a B.B.A. in Accounting and Finance and a J.D. from Baylor University and an L.L.M. in Taxation from New York University School of Law.

Appointment of Chief Financial Officer
--------------------------------------

         The information in Item 1.01 of this report under the heading "Employment Agreement with Steven G. Osgood" is hereby incorporated by reference to this Item 5.02. Under the new employment agreement with Steven G. Osgood, Mr. Osgood will serve as Chief Financial Officer of the Company.

         Mr. Osgood, age 49, will become the Company's Chief Financial Officer on April 24, 2006. Previously, Mr. Osgood served as President of U-Store-It Trust since October 2004 and Chief Financial Officer of its predecessor since March 1993. U-Store-It Trust, a New York Stock Exchange listed company, is a self-administered real estate investment trust that owns and manages 340 self-storage facilities in about 25 states. Mr. Osgood received a B.S. in Business from Miami University of Ohio and an M.B.A. from University of San Diego, and is a certified public accountant (inactive).

         A copy of the press release issued by the Company announcing the hiring of Mr. Elliott as Chief Executive Officer and President and Mr. Osgood as Chief Financial Officer, and the retirement of Mr. Freeman and resignation of Mr. Edens as Chief Executive Officer and President is filed as Exhibit 99.1 hereto.

(d)

Appointment of Director
-----------------------

         By resolution adopted on April 10, 2006, effective upon Mr. Elliott commencing employment with the Company, the board of directors of the Company will expand the size of the board from seven to eight members and appoint Mr. Elliott as a Class III director to serve until the 2008 annual meeting of shareholders or until his successor is duly elected and qualified.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

10.1 Employment Agreement, dated April 9, 2006, by and between Jerry V. Elliott and Global Signal Services LLC.

10.2 Employment Agreement, dated April 5, 2006, by and between Steven G. Osgood and Global Signal Services LLC.

10.3 Restricted Shares Award Agreement, dated April 9, 2006, by and between Global Signal Inc. and Jerry V. Elliott.

10.4 Restricted Shares Award Agreement, dated April 5, 2006, by and between Global Signal Inc. and Steven G. Osgood.

99.1     Press Release dated April 11, 2006.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GLOBAL SIGNAL INC.


                                       By: /s/ Jeffrey A. Klopf
                                           --------------------------
                                           Name:  Jeffrey A. Klopf
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary

Date:  April 12, 2006

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      ------------------------------------------------------------

10.1 Employment Agreement, dated April 9, 2006, by and between Jerry V. Elliott and Global Signal Services LLC.

10.2 Employment Agreement, dated April 5, 2006, by and between Steven G. Osgood and Global Signal Services LLC.

10.3 Restricted Shares Award Agreement, dated April 9, 2006, by and between Global Signal Inc. and Jerry V. Elliott.

10.4 Restricted Shares Award Agreement, dated April 5, 2006, by and between Global Signal Inc. and Steven G. Osgood.

99.1                Press Release dated April 11, 2006.